Exhibit 10.6

合约LOAN AGREEMENT

日期：2020年6月15日

Date: 15th June 2020

通过电子邮件签署 (sign via email)

甲方 ：黄朝健Wong Chiu Kin

乙方：Summit Networks, Inc.

甲乙双方因资金借贷问题达成如下意见。

Party A and Party B agree as following regarding the capital lending.

甲方黄朝健作为乙方的股东，同意为乙方垫付流动资金12万美金，提供并购项目运作支持。

Party A, Wong Chiu Kin, as shareholder of Party B, agrees to lend 120,000 in US dollar to Party B as financial support for merging and acquiring projects.

并确认一下条款：And also confirm the following terms:

1，	资金用于借贷来入账。

The fund can be recorded as loan.

2，	不计算利息。

Interest is not requested.

3，	在乙方第一次融资后还款。

Party B shall repay after the first financing.

甲方Party A：	/s/Wong Chiu Kin
Wong Chiu Kin

乙方Party B: Summit Networks, Inc.

/s/Shu Hua Liu
CEO: Shu Hua Liu

/s/Chao Long Huang
CFO: Chao Long Huang